Exhibit 10.2
THIRD AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT
This Third Amendment to Executive Employment Agreement (this “Amendment”) is entered into by and between American Reprographics Company, a Delaware corporation (“ARC”) as the employer, and Jonathan R. Mather, an individual residing in the State of California (“Executive”), as the employee, on March 16, 2010.
WHEREAS, ARC and Executive entered into an Executive Employment Agreement dated November 29, 2006, as amended (“Agreement”). The parties now wish to enter into this Amendment to amend the Agreement.
Now, therefore, the parties agree as follows:
1. All capitalized terms in this Amendment not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
2. A new Section 3(a)(ii) is added to Section 3(a) of the Agreement (Base Salary) as follows:
“(ii) The amount of Base Salary payable to Executive pursuant to Section 3(a) shall be reduced by ten percent (10%) (the “2010 Base Salary Reduction”) effective as of February 1, 2010 through and including December 31, 2010 (the “Effective Period”). Notwithstanding anything to the contrary contained in this Section 3(a)(ii), if Executive’s employment with ARC is terminated other than for Cause during the Effective Period, any Base Salary severance benefits payable to Executive under Sections 11(a), (c) or (d) of the Agreement shall be calculated based on the amount of Base Salary set forth in Section 3(a), without taking into account the 2010 Base Salary Reduction.”
3. Except as specifically set forth in this Amendment, the Agreement remains in full force and effect without modification.
IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first hereinabove set forth.

AMERICAN REPROGRAPHICS COMPANY, a Delaware corporation
By:	/s/ KUMARAKULASINGAM SURIYAKUMAR
	Name:	Kumarakulasingam Suriyakumar
	Title:	President and Chief Executive Officer

EXECUTIVE
/s/ JONATHAN R. MATHER
Jonathan R. Mather